Exhibit 99.1

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
                           OF 2002


In connection with the Annual Report on Form 11-K of the CNF Inc. EWW Savings Plan (the "Plan") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark C. Thickpenny, Chairman, CNF Inc. Benefits Administrative Committee, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  (1)  The Report fully complies with the requirements of
     section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

This certification accompanies the Report pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Plan for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


/s/ Mark C. Thickpenny
-----------------------------
Name:  Mark C. Thickpenny
Title: Chairman, CNF Inc. Benefits Administrative Committee
Date:  June 27, 2003